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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-38011, No. 333-44354, and No. 333-44356), and the Registration Statement (Form S-4 No. 333-75595) of Comfort Systems USA, Inc. and in the related Prospectus of our report dated February 26, 2004 with respect to the consolidated financial statements of Comfort Systems USA, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

ERNST & YOUNG LLP

Houston, Texas
February 26, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS